Exhibit 8.1

March 14, 2018

RFS Holding, L.L.C.
777 Long Ridge Road

Stamford, Connecticut 06902

Synchrony Credit Card Master Note Trust
c/o BNY Mellon Trust of Delaware

301 Bellevue Parkway, 3rd Floor
Wilmington, Delaware 19809

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrown.com

Re:	Synchrony Credit Card Master Note Trust, Series 2018-1, Class A Notes, Class B Notes and Class C Notes, Registration Statement on Form SF-3 (Nos. 333-206176 and 333-206176-01)

We have acted as special counsel for RFS Holding, L.L.C., a Delaware limited liability company (“RFSHL”), and Synchrony Credit Card Master Note Trust (the “Note Trust”), in connection with (a) the filing by RFSHL with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the above captioned Registration Statement, as amended (the “Registration Statement”), registering asset-backed notes representing debt of the Note Trust, and (b) the offering of the Series 2018-1 notes, Class A (the “Class A Notes”), the Series 2018-1 notes, Class B (the “Class B Notes”) and the Series 2018-1 notes, Class C (the “Class C Notes” and, together with the Class A Notes and the Class B Notes, the, “Offered Notes”) described in the prospectus, dated March 13, 2018 (the “Prospectus”), which has been filed with the Commission pursuant to Rule 424(b) of the Act. Unless otherwise defined herein, all capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

Our opinion is based on our examination of the Prospectus, the Master Indenture, dated as of September 25, 2003, as amended by the Omnibus Amendment to Securitization Documents, dated as of February 9, 2004, and as further amended by the Second Amendment to Master Indenture, dated as of June 17, 2004, the Third Amendment to Master Indenture, dated as of August 31, 2006, the Fourth Amendment to Master Indenture, dated as of June 28, 2007, the Fifth Amendment to Master Indenture, dated as of May 22, 2008, the Sixth Amendment to Master Indenture, dated as of August 7, 2009, the Seventh Amendment to Master Indenture, dated as of January 21, 2014, the Eighth Amendment to Master Indenture and Omnibus Supplement to Specified Indenture Supplements, dated as of March 11, 2014, the Ninth Amendment to Master Indenture, dated as of November 24, 2015, the Tenth Amendment to Master Indenture, dated as of March 3, 2016, and the Eleventh Amendment to Master Indenture, dated as of April 21, 2017 (as so amended, the “Master Indenture”), between the Note Trust and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by an Indenture Supplement, to be dated on or about March 20, 2018 (the “Indenture Supplement,” and together with the Master Indenture, the “Indenture”), among the Note Trust, the Indenture Trustee and Deutsche Bank Trust Company Americas, as custodian, and such other documents, instruments and information as we considered necessary.

Mayer Brown LLP operates in combination with other Mayer Brown entities (the "Mayer Brown Practices"), which have offices in North America, Europe and Asia and are associated with Tauil & Chequer Advogados, a Brazilian law partnership.

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RFS Holding, L.L.C. Synchrony Credit Card Master Note Trust Page 2

Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the servicer or the delegee of the servicer; (ii) the assumption that all agreements relating to the creation of the Note Trust and the issuance and sale of the Offered Notes will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Offered Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus, and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the captions “Structural Summary—Tax Status” and “U.S. Federal Income Tax Consequences” in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

While the tax description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Offered Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended, based on the foregoing, as of the date hereof, we hereby adopt and confirm the statements set forth in the Prospectus under the captions “Structural Summary—Tax Status” and “U.S. Federal Income Tax Consequences”, which discuss the federal income tax consequences of the purchase, ownership and disposition of the Offered Notes. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

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We hereby consent to the use of our name therein and to the filing of this letter as part of RFSHL’s Current Report on Form 8-K, dated of even date herewith for incorporation in the Registration Statement and to the references to this firm under the heading “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Form 8-K.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP

REN/SDG